EX. 23.1 - ACCOUNTANT CONSENT

Board of Directors
Advanced Biotherapy, Inc.
Chicago, Illinois

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form SB-2 of our report dated April 6, 2006 (except for Note 16, which is dated January 3, 2007) relating to the financial statements and the notes to the financial statements, which report appears in Advanced Biotherapy’s Amended Annual Report on Form 10-KSB/A for the year ended December 31, 2005. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ Williams & Webster, P.S.
Williams & Webster, P.S.
Spokane, Washington

January 30, 2007